                                                       Exhibit 11

                              American Safety Insurance Holdings, Ltd. and subsidiaries
                                          Computation of Earnings Per Share

                                                    Three Months Ended                   Nine Months Ended

                                             September 30,     September 30,      September 30,     September 30,
                                                  2005              2006              2005               2006

Basic:
Earnings available to common
shareholders........................        $  3,347,298      $  5,387,621      $  10,132,395      $  14,115,752
                                               =========         =========         ==========         ==========

Weighted average common shares
outstanding.........................           6,702,609        10,438,692          6,737,126          8,116,056

Basic earnings per common shares ...        $       0.50     $        0.52      $        1.50      $        1.74
                                               =========       ===========         ==========         ==========

Diluted:
Earnings available to common
shareholders..........................      $  3,347,298     $   5,387,621      $  10,132,395      $  14,115,752
                                               =========       ===========        ===========         ==========

Weighted average common shares
outstanding............................        6,702,609        10,438,692          6,737,126          8,116,056

Weighted average common shares
equivalents associated with options....          444,055           343,395            435,371            361,641

Total weighted average common
shares.................................        7,149,664        10,782,087          7,172,497          8,477,697
                                               =========        ==========          =========          =========

Diluted earnings per common
shares..............................        $       0.47    $         0.50      $        1.41      $        1.67
                                               =========        ==========          =========          =========